                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

Name:                   De Novo Management, L.L.C.

Address:                1550 El Camino Real, Suite 150
                        Menlo Park, CA 94025

Designated Filer:       De Novo (Q) Ventures I, L.P.

Issuer & Ticker Symbol: FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:    10/27/04

Signature:              By: /s/ Kenneth Pereira
                            -------------------
                        Chief Financial Officer

Name:                   John B. Simpson

Address:                c/o FoxHollow Technologies, Inc.
                        740 Bay Road
                        Redwood City, CA 94063

Designated Filer:       De Novo (Q) Ventures I, L.P.

Issuer & Ticker Symbol: FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:    10/27/04

Signature:              By: /s/ John B. Simpson
                            -------------------

Name:                   Richard M. Ferrari

Address:                c/o De Novo Ventures
                        1550 El Camino Real, Suite 150
                        Menlo Park, CA 94025

Designated Filer:       De Novo (Q) Ventures I, L.P.

Issuer & Ticker Symbol: FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:    10/27/04

Signature:              By: /s/ Richard M. Ferrari
                            ----------------------